Exhibit 10.1

Enzo biochem, INC.

AMENDMENT NO. 1

TO

Amended and restated employment agreement

This Amendment No. 1 (the “Amendment”) to the Amended and Restated Employment Agreement dated December 4, 2008 (the “Agreement”) between Enzo Biochem, Inc., a New York corporation, with its principal office at 60 Executive Blvd, Farmingdale, NY 11735 (the “Company”), and Elazar Rabbani (the “Executive”), is made as of January 5, 2017.

RECITALS:

WHEREAS, the Executive is currently employed by the Company pursuant to the Agreement;

WHEREAS, the Company recognizes that the Executive has made substantial contributions to the growth and success of the Company; and

WHEREAS, the Company desires to amend the Agreement to increase the Executive’s Base Salary (as defined in the Agreement).

NOW, THEREFORE, it is hereby agreed as follows:

Amendment to the Agreement. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

“2.1    Base Salary. As compensation for the Executive’s employment hereunder, the Executive shall be entitled to receive a base salary at a rate of $611,000.00 per annum payable (and subject to withholding) in accordance with the Company’s normal payroll practices from time to time at the discretion of the Board. (The base salary as increased from time to time being hereinafter referred to as the “Base Salary.”)”

Date of Effectiveness; Limited Effect. This Amendment will become effective on the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of the parties hereto. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.

Miscellaneous.

(a)      This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the General Obligations Law).

(b)      This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

(c)      The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)      This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)      This Amendment constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ENZO BIOCHEM, INC.

By:	/s/	Barry Weiner
Name:		Barry Weiner
Title:		President

	/s/	Elazar Rabbani
Name:		Elazar Rabbani